UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

+353 1 6960000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Each of the items listed below was submitted to a vote of shareholders at the 2025 Annual General Meeting of Shareholders (the “2025 AGM”) on May 15, 2025 and is described in more detail in Mallinckrodt plc’s (the “Company’s”) definitive proxy statement for the 2025 AGM, filed by the Company with the U.S. Securities and Exchange Commission on April 3, 2025. The final results for each of the matters submitted to a vote of shareholders are as follows:

Proposal 1: By separate resolutions, to elect as directors and to hold office, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2026 (the “2026 AGM”), the following individuals:

	FOR	AGAINST	ABSTAIN
Paul M. Bisaro	16,139,432	70,664	299,079
Katina Dorton	16,139,432	70,664	299,079
Abbas Hussain	16,139,432	70,664	299,079
Sigurdur O. Olafsson	16,139,432	70,664	299,079
Wesley P. Wheeler	16,139,432	70,664	299,079

Each of the foregoing nominees was elected to hold office until the conclusion of the 2026 AGM or until his or her earlier death, resignation or removal.

Proposal 2: Advisory non-binding vote to approve the re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company and, by binding vote, to authorize the Audit Committee of the Board of Directors to set the independent auditors’ remuneration.

FOR	AGAINST	ABSTAIN
16,438,511	70,664	0

Proposal 3: Advisory non-binding vote to approve the Company’s executive compensation.

FOR	AGAINST	ABSTAIN
16,101,355	108,741	299,079

There were no broker non-votes with respect to any of the proposals that were submitted to a vote at the 2025 AGM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: May 16, 2025